UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

CAPSTONE FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54905	46-0684479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 Transit Road, East Amherst, NY 14051
(Address of principal executive offices) (Zip Code)

(866) 798-4478
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2016, we entered into a commitment letter with a North African bank whose major investors are located in Dubai (the “Bank”) for the Bank to provide us a revolving line of credit for general working capital purposes. The material terms and conditions include:

-	The maximum loan amount would be 3% of our outstanding contractual receivables, with $26,072,891 being immediately available.
-	Borrowing base is 80% of eligible accounts.
-	Interest-only monthly payments; 6% per annum fixed interest rate.
-	Two-year term.
-	Secured by a first security interest in all our assets.
-	No fee.
-	Typical financial covenants, operating covenants and financial reporting requirements.

We interpret this commitment letter to constitute a binding agreement in principle.

The commitment letter contemplates a definitive Loan and Security Agreement and Commercial Promissory Note.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the commitment letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE FINANCIAL GROUP, INC.

Date:   September 12, 2016

By: /s/ Darin Pastor

Name: Darin Pastor

Title: Chief Executive Officer

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